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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference on Form S-3 of Microsoft Corporation of our report dated July 22, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996 and to the reference to Deloitte & Touche L.L.P. under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE L.L.P.

Deloitte & Touche L.L.P.
Seattle, Washington
March 18, 1997